UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 10/A

Amendment No. 3

GENERAL FORM FOR REGISTRATION OF SECURITIES PURSUANT TO SECTION 12(b) OR 12(g)

OF THE SECURITIES EXCHANGE ACT OF 1934

ReElement Technologies, LLC
(Exact name of registrant as specified in its charter)

Indiana	85-1848285
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

12115 Visionary Way Fishers Indiana	46038
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:

(317) 813-9167

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common Stock, par value $0.0001 per share	NASDAQ Capital Market

Securities to be registered pursuant to Section 12(g) of the Act:

None.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company.

See definitions of “large accelerated filer”, “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

ReElement is filing this Amendment No.  3 on Form 10A primarily for the purpose of correcting clerical errors on the March 31, 2023 proforma financial information.

ReElement Technologies LLC. Information Required in Registration Statement

Cross-Reference Sheet between the Information Statement and Items of Form 10

This Registration Statement on Form 10 incorporates by reference information contained in our Information Statement, which is Exhibit 99.1 to this Registration Statement on Form 10

Item No.	Name of Item	Location in Information Statement
1.	Business

See “Information Statement Summary”, “Business”, “The Spin-Off”, “Capitalization”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Where You Can Find More Information”

1A.	Risk Factors	See “Risk Factors” and “Cautionary Statement Concerning Forward-Looking Statements”
2.	Financial Information

See “Capitalization”, “Selected Historical and Unaudited Pro Forma Combined Financial Data”, “Unaudited Pro Forma Combined Financial Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”

3.	Properties	See “Business—Properties”
4.	Security Ownership of Certain Beneficial Owners and Management	See “Security Ownership of Certain Beneficial Owners and Management”
5.	Directors and Executive Officers	See “Management and Board of Directors”
6.	Executive Compensation	See “Management and Board of Directors” and “Compensation Discussion and Analysis”
7.	Certain Relationships and Related Transactions, and Director Independence	See “Risk Factors”, “Management and Board of Directors” and “Certain Relationships and Related Party Transactions”
8.	Legal Proceedings	See “Business—Legal Proceedings”
9.	Market Price of and Dividends on the Registrant’s Common Equity and Related Shareholder Matters	See “The Spin-Off”, “Dividend Policy”, “Security Ownership of Certain Beneficial Owners and Management” and “Description of Our Capital Stock”
10.	Recent Sales of Unregistered Securities	See “Description of Our Capital Stock”
11.	Description of Registrant’s Securities to be Registered	See “Description of Our Capital Stock”
12.	Indemnification of Directors and Officers	See “Description of Our Capital Stock” and “Certain Relationships and Related Party Transactions—Agreements with American Resources Corp—Separation and Distribution Agreement”
13.	Financial Statements and Supplementary Data

See “Selected Historical and Unaudited Pro Forma Combined Financial Data”, “Unaudited Pro Forma Combined Financial Statements” and “Index to Combined Financial Statements” and the financial statements referenced therein

14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	None
15.	Financial Statements and Exhibits	(a) Combined Financial Statements
See “Index to Combined Financial Statements”, “Unaudited Pro Forma Combined Financial Statements” and the financial statements referenced therein
(b) Exhibits
See the Exhibit Index of this Registration Statement on Form 10

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EXHIBIT INDEX

Exhibit
Number	Exhibit Description
2.1	Form of Separation and Distribution Agreement between American Resources Corp. and the registrant**
2.2	Form of Transition Services Agreement between American Resources Corp and the registrant*
3.1	Form of Amended and Restated Certificate of Amendment of the registrant
3.2	Form of Second Amended and Restated Operating Agreement of the registrant
4.1	Bylaws of ReElement Technologies, LLC
10.01	Offer Letter of Mark C. Jensen**
10.02	Offer Letter of Kirk P. Taylor**
10.03	Form of Internal Hire Offer Letter**
10.04	Form of External Hire Offer Letter **
21.1	List of subsidiaries of the registrant**
99.1	Preliminary Information Statement

*

Certain schedules and similar attachments have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant hereby undertakes to furnish copies of any of the omitted schedules and similar attachments upon request by the U.S. Securities and Exchange Commission.

**	To be filed by amendment.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused its Registration Statement on Form 10 to be signed on its behalf by the undersigned, thereunto duly authorized.

ReElement Technologies, LLC

Dated: June 29, 2023	By:	/s/ Mark C. Jensen
	Name:	Mark C. Jensen
	Title:	Chief Executive Officer

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